Exhibit 23.2

   Consent of Arthur Andersen LLP as independent public accountants for North Bay Bancorp and The Vintage Bank.


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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT


         As independent public accountants, we hereby consent to the use of our report dated February 23, 1999 related to the financial statements of The Vintage Bank and to all references to our Firm included in the Pre-Effective Amendment No. 1 to the Form SB-2 registration statement of North Bay Bancorp.


                                                         /s/ Arthur Andersen LLP

San Francisco, California
February 8, 2000